SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2006	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sonesta Hotels of Florida, Inc. (“SHF”), a wholly owned subsidiary of Sonesta International Hotels Corporation (the “Company”), operates the Trump International Sonesta Beach Resort (the “Hotel”) in Sunny Isles, Florida, under a management agreement with the Hotel’s owner, Sunny Isles Luxury Ventures L.C. (“SILV”). The Hotel opened for business on April 1, 2003. The management agreement was filed with the Company’s Form 10-K for the fiscal year ending December 31, 2002 as Exhibit 10.1.

The Hotel is a condominium hotel. The guestrooms are owned by third party buyers and, to the extent condominium units remain unsold, by SILV. The management agreement includes options for SHF to purchase the Hotel’s non-guestroom areas (the “Hotel Lot”) for twenty million dollars ($20,000,000), and the Hotel’s meeting facilities (the “Commercial Lot”) for four million dollars ($4,000,000). The purchase price for both the Hotel and Commercial Lots would be 100% financed by SILV by means of a non-recourse, 25-year loan secured by a mortgage on the property acquired. SHF exercised its purchase option for the Hotel Lot in September 2004, and the parties agreed that they would close the transaction in early January 2005. Despite its earlier agreements, SILV took the position that it would not close on this transaction and, in response, the Company filed a lawsuit in the Circuit Court of the 11th Judicial Circuit in Miami-Dade County, Florida, to compel SILV to close the transaction. In connection with a mediation procedure, SILV and SHF entered into a settlement agreement, in September 2005, which addressed a number of issues, including that, subject to certain contingencies, the transaction would close in January 2006.

To date, the closing of the purchase has not occurred as a result of SILV’s repeated and material breaches of the purchase option, the settlement agreement of September 2005 and other agreements intended to consummate the transaction contemplated by the purchase option. The Company recently concluded that it cannot realize the benefits it reasonably expected when it exercised the option in September 2004. As a result, the Company has notified SILV that it has rescinded the exercise of the purchase option. SHF will continue to manage the Hotel pursuant to the terms of its management agreement. Since the payments under the note following a purchase of the Hotel Lot and Commercial Lot would have been substantially the same as the minimum payments due to SILV under the management agreement, there is no detrimental effect on the Company’s cash flow as a result of this rescission.

In August 2006, SILV notified the Company of a default under the management agreement, which requires that Sonesta operate the Hotel based on a stipulated “Operating Standard”. The Company disputes that any default occured, and has notified SILV accordingly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION
Date	: October 4, 2006
By:	/s/ Boy van Riel

Title: Vice President and Treasurer

                                                           (Authorized to sign on behalf of the Registrant as Principal Financial Officer).